UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) September 18, 2002

WESTSPHERE ASSET CORPORATION INC.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-32051 (Commission File Number)	98-0233968 (IRS Employer Identification Number No.)

1528 9th Avenue, S.E., Calgary, Alberta T2G 0T7
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (403) 290-0264

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(Former name or former address, if changed since last report)

ITEM 1. Changes in Control of Registrant.

See Item 5 below.

ITEM 2. Acquisition or Disposition of Assets

Not Applicable

ITEM 3. Bankruptcy or Receivership

Not Applicable

ITEM 4. Changes in Registrants' Certifying Amendments

Not Applicable

ITEM 5. Other Event and Regulation FD Disclosure

On July 31, 2002, Westsphere Asset Corporation, Inc. (the "Corporation") filed with the Securities and Exchange Commission an amended Form S-8 Registration Statement for the registration of up to 7,500,000 shares of its common stock to be issued to settle certain debts of the Corporation. On September 18, 2002, the Corporation issued a total of 6,269,628 shares under the Registration Statement as settlement for debt totaling $188,088.83.

Of the shares issued under the S-8 Registration Statement, 4,671,765 shares were issued to 5 Crowns Investment Corporation. As a result, 5 Crowns now owns a total of 6,029,571 shares of the Corporation, which has a total of 28,473,140 shares issued and outstanding. Thus, 5 Crowns Investment Corporation's share position in the Corporation is equivalent to 21.2% of the Corporation's total issued and outstanding shares and the Corporation's largest shareholder. Such share position could give 5 Crowns Investment Corporation the ability to control the Corporation through the election of members to the Corporation's Board of Directors.

5 Crowns Investment Corporation is located in Edmonton, Alberta and is controlled by Nageb Ammache.

ITEM 6. Resignation of Registrants' Directors

Not Applicable

ITEM 7. Financial Statements and Exhibits

Not Applicable

ITEM 8. Change in Fiscal Year

Not Applicable

ITEM 9. Regulation FD Disclosure

Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: September 25, 2002

WESTSPHERE ASSET CORPORTION INC.

By: /s/ Douglas MacDonald
Name: Douglas MacDonald
Title: President